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                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment Agreement"), dated as of July 30, 2001, is made by and between JLL Pasta, LLC, a Delaware limited liability company ("Assignor") and New World Pasta Company, a Delaware corporation ("Assignee").

                  WHEREAS, Assignor is a party to a Stock and Asset Purchase Agreement, dated as of July 6, 2001 (the "Purchase Agreement"), by and among, Assignor, Borden Foods Corporation, a Delaware corporation ("BFC"), BFC Investments, L.P., a Delaware limited partnership ("BFC Investments"), BF Foods International Corporation, a Delaware corporation ("BFIC"), Borden Foods International Corporation, a Delaware corporation, and Borden, Inc., a New Jersey corporation, pursuant to which JLL Pasta has agreed to, among other things, acquire: (i) all of the issued and outstanding shares of capital stock of Pasta Acquisition Corp., a Delaware corporation, the Prince Company, Inc., a Massachusetts corporation, Borden Foods World Trade Corporation, an Ohio corporation, Borden Foods Canada Corporation, a Canadian corporation, and Albadoro S.p.A., an Italian corporation ; and (ii) certain assets and liabilities of BFC Investments and BFIC; and

                  WHEREAS, pursuant to Section 13.11 of the Purchase Agreement, Assignor is permitted to assign its rights, interests and obligations under the Purchase Agreement to Assignee; and

                  WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume all of Assignor's rights, interests and obligations under the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1.  Assignment. Assignor does hereby sell, convey, assign,
                      ----------
transfer and deliver to Assignee effective as of the date of this Assignment Agreement all of Assignor's rights, interests and obligations under the Purchase Agreement.

                  2.  Acceptance and Assumption. Assignee does hereby
                      -------------------------
irrevocably accept such sale, transfer, conveyance, assignment and delivery of all of Assignor's
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rights, interests and obligations under the Purchase Agreement and agrees to assume, perform, fulfill and discharge, when due, all of Assignor's covenants, agreements and obligations (including, without limitation, Assignor's indemnification obligations) under the Purchase Agreement.

          3.   Miscellaneous.
               -------------

               (a) Third-Party Beneficiaries. Except as otherwise expressly
                   -------------------------
provided herein, this Assignment Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Assignment Agreement.

               (b) Governing Law. This Assignment Agreement shall be governed by
                   -------------
the laws of the State of New York, without regard to the principles of conflicts of law thereof.

               (c) Counterparts; Execution. This Assignment Agreement may be
                   -----------------------
executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Assignment Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.



                            [SIGNATURE PAGE FOLLOWS]

                                       2
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Assignment Agreement to be duly executed as of the day and year first set forth above.


                              ASSIGNOR:


                              JLL PASTA, LLC



                              By: /s/ Brett Milgrim
                                 -------------------------
                              Name: BRETT MILGRIM
                              Title: CHIEF FINANCIAL OFFICER


                              ASSIGNEE:

                              NEW WORLD PASTA COMPANY



                              By: /s/ Wayne Robison
                                 -------------------------
                              Name: WAYNE ROBISON
                              Title: CHIEF FINANCIAL OFFICER
                                      & TREASURER